                                                           Exhibit No. EX-99.p.1

July 1, 2005

Code of Ethics
Mercer Global Investments, Inc.
MGI Funds

[MERCER GLOBAL INVESTMENTS/MGI FUNDS LOGO]

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         This policy applies to Mercer Global Investments, Inc., the MGI
               Funds and the Collective Funds Division of Mercer
         Trust Company. All references to Mercer Global Investments Inc.
                 herein shall be deemed to include Mercer Trust
                                    Company.
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Introduction

This Code applies to each of Mercer  Global  Investments,  Inc.  ("MGI") and the registered  investment  companies  for which MGI  serves as  investment  advisor
("Funds")  that are listed on  Appendix  I (which  may be  amended  from time to time). The Code sets forth detailed policies and procedures that Covered Persons of MGI and  the  Funds  must  follow  in  regard  to  their  personal  investing activities.  All  Covered  Persons  are  required  to comply  with the Code as a condition of continued employment.

MGI and the Funds have many important assets, perhaps the most valuable of which is MGI's established and unquestioned reputation for integrity.  Preserving this integrity demands the continuing alertness of every employee. Each employee must avoid any activity or relationship  that may reflect  unfavorably on MGI and the
Funds as a result of a possible  conflict of interest,  the appearance of such a conflict, the improper use of confidential  information or the appearance of any impropriety.  Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum  standards of proper conduct.  This Code of Ethics ("Code")
is designed to ensure,  among other  things,  that all  employees  conduct their personal securities transactions in a manner where clients' interests are placed first and foremost and are  consistent  with the law. Any conduct that  violates this Code is unacceptable and always constitutes an activity beyond the scope of the employee's legitimate employment.

The Code is designed to detect and prevent  conflicts of interest  between MGI's and the Funds'  employees,  officers,  and Trustees and MGI's  Advisory  Clients
(including  the Funds)(1) that may arise due to personal  investing  activities.
MGI and the Funds have also established  separate  procedures designed to detect and prevent insider trading ("Insider Trading Procedures"), which should be read together with this Code.

Personal  investing  activities of "Covered Persons" (defined below") can create conflicts of interests that may compromise fiduciary duties to Advisory Clients.
As a result,  Covered Persons must avoid any transaction that involves,  or even appears to involve,  a conflict of  interest,  diversion  of an Advisory  Client investment  opportunity,  or other  impropriety  with respect to dealing with an
Advisory Client or acting on behalf of an Advisory Client.

As  fiduciaries,  Covered  Persons must at all times  comply with the  following principles:

     a. Client  Interests Come First.  Covered persons must  scrupulously  avoid serving  their own personal  interests  ahead of the  interests of Advisory
     Clients.  If a Covered Person puts his/her own personal  interests ahead of an  Advisory  Client's,  or  violates  the law in any way,  he/she  will be subject to disciplinary  action, even if he/she is in technical  compliance with the Code.

     b. Avoid Taking Advantage. Covered Persons may not make personal investment
     decisions   based  on  their  knowledge  of  Advisory  Client  holdings  or transactions.  The most  common  example  of this is  "front  running,"  or knowingly  engaging in a personal  transaction  ahead of an Advisory Client with the expectation  that the Advisory  Client's  transaction will cause a favorable move in the market.  This  prohibition  applies whether a Covered
     Person's  transaction is in the same direction as the transaction placed on behalf of an Advisory  Client (for example,  two purchases) or the opposite direction (a purchase and sale).
________________________

(1) Advisory Client means any client (including but not limited to mutual funds, separate  accounts,  and group  trusts)  for which MGI  serves as an  investment advisor or  subadvisor,  to whom it renders  investment  advice,  or for whom it makes investment decisions. Advisory Client includes the MGI Funds.

If you  are  uncertain  whether  a  real  or  apparent  conflict  exists  in any particular  situation,  you  should  consult  with MGI's  Compliance  Department
("Compliance") immediately.

The Code sets forth detailed policies and procedures that Covered Persons of MGI and the MGI Funds must follow in regard to their personal investing  activities.
All  Covered  Persons are  required  to comply  with the Code as a condition  of continued employment.

Any  material  revisions  to the Code must be  approved in writing by the Funds'
Board of Trustees  (the "Board")  within six months of such changes  having been adopted.

1.   Who is Subject to the Code?

     Covered Persons.  For the purposes of this Code,  Covered Person is defined as:
     o    Each employee and officer of MGI or the Funds;
     o    Employees of affiliates who have access to Fund portfolio data;
     o    An employee,  officer or Trustee of any  affiliate of Marsh & McLennan
          Companies  ("MMC") or the Funds who is domiciled in MGI's office for a period of 30 days or more; and
     o    Outside  consultants and other temporary  employees hired for a period of 30 days or more whose duties include access to MGI's technology and systems,  and/or trading information in any form, unless they obtain a written  exemption from  Compliance.  Consultants  and other temporary employees who are employed for less than a 30-day period, but who have access to MGI's trading information,  will be subject to the reporting requirements described in Appendix D.
     o    Interested Fund Trustees.
     o    Independent Fund Trustees.

          o    Fund  Trustees  who are not  affiliated  with  MGI and who do not otherwise  meet  the  definition  of  "interested  person"  under
               Section  2(a)(19) of the  Investment  Company Act, as  amended(4)
               ("Independent  Trustees")  are  subject  only  to  the  following sections of the Code:

               -    Section 5.4  Quarterly  Transaction  Report for  Independent
                    Trustees,  but only for quarters during which the conditions described in Section 5.4 are met.

               -    Section 5.5 Annual Certification

     o    Additionally, for MGI a covered person is also:

          o    Any of MGI's supervised persons:
________________________

(2) This includes,  for example,  those who are interested  persons by reason of having had, at any time since the  beginning  of the last two  completed  fiscal years, a material  business or professional  relationship  with any affiliate of
MGI or the Funds.

          o    Who has access to non-public  information regarding the Funds' or other  clients'  purchase or sale of  securities,  or  non-public information regarding portfolio holdings; or

          o    Who is involved in making securities recommendations to the Funds or other clients, or has access to such  recommendations that are non-public.

2.   What Types of Investments are Subject to the Code?

This Code requires that  information  about a Covered  Person's  investments  in securities  be reported to  Compliance.  Compliance  will  identify  all Covered
Persons who are  required to make such  reports  and must inform  those  Covered
Persons of their reporting obligation.

For purposes of this Code,  "Security" means any interest or instrument commonly known as a security,  whether in the nature of debt or equity, including any (i)
option, (ii) futures contract, (iii) shares of registered closed-end funds, (iv)
shares of  registered  open-end  investment  companies  (mutual  funds) that are advised by MGI's affiliates (i.e., Putnam and PanAgora), including those held in retirement accounts and that are not money market funds, (v) warrant, (vi) note,
(vii) stock,  (viii) treasury stock, (ix) bond, (x) debenture,  (xi) evidence of indebtedness,  (xii) certificate of interest,  or (xiii) any participation in or right to subscribe to or purchase any such interest or instrument.

For  purposes  of these  trading  restrictions  and the  reporting  requirements described in section 6, the term security does not include:  money market mutual funds, direct obligations of the U.S.  government,  bankers'  acceptances,  bank
certificates  of  deposit,   commercial  paper,   high-quality  short-term  debt
instruments  (including  repurchase  agreements),   shares  of  U.S.  registered
open-end investment  companies (mutual funds) that are not advised or subadvised by MGI's affiliates (i.e., Putnam and PanAgora),  exchange-traded funds based on broad market indices (e.g., S&P  500(R)SPDR(R)s,  Nasdaq-100  TrustSM ("QQQ") or
Russell  2000  iShares(R),  not  sectors or  individual  countries)  or variable insurance  contracts  that are funded by  insurance  company  separate  accounts organized as unit investment trusts that invest  exclusively in U.S.  registered open-end investment  companies (mutual funds) that are not advised or subadvised by MGI affiliates.

3.   What Types of Accounts are Subject to the Code?

3.1  Covered Accounts

"Covered  Account"  includes any  securities  account (held at a broker  dealer, transfer agent,  investment  advisory firm, or other financial services firm) in which a Covered Person has a beneficial  interest or over which a Covered Person has investment  discretion or other control or  influence.(3)  A Covered Account includes the accounts of immediate  family  members.(4)  Restrictions  placed on transactions  executed within a Covered Account also pertain to investments held outside of an account of which a Covered Person has physical control,  such as a stock certificate.(5)
________________________

(3) Beneficial  interest in an account includes any direct or indirect financial interest in an account.

(4) Immediate  family  includes your spouse,  children and/or  stepchildren  and other relatives who live with you if you contribute to their financial support.

(5) Covered  Accounts also include accounts for which a Covered Person has power of  attorney,  serves as  executor,  trustee  or  custodian,  and  corporate  or investment club accounts.

3.2  Joint Accounts

Covered  persons are  prohibited  from  entering  into a joint  account with any
Advisory Client.

3.3  Investment Clubs

A Covered Person may  participate  in an investment  club only if he/she obtains the  prior  written  approval  of  Compliance.  Requests  for  approval  must be submitted on the Investment  Club  Pre-Approval  Form (See Appendix C). Approval
will only be granted if the Covered Person can ensure that the  investment  club will comply with all of the provisions of this Code.

Compliance  will  periodically  review  investment  club  trading for abuses and conflicts  and  reserves  the right to cancel  approval of  participation  or to subject all of the club's trades to a pre-clearance  and other  requirements.(6)
Investment club accounts may not be used to undermine these procedures.

4.   What are the Restrictions on Trading?

4.1  Pre-clearance Requirements

Covered Persons must obtain prior written  approval before  acquiring  direct or indirect beneficial  ownership (through purchase or otherwise) of (i) a publicly traded  security,  (ii) a security  in an initial  public  offering,  or (iii) a security in a limited offering (generally meaning a private placement, such as a hedge fund or private equity fund). See Appendix A for the pre-clearance form to be used to obtain  permission to make investments in publicly traded  securities and Appendix B for the  pre-clearance  form to be used to obtain  permission  to make  investments  in private  placements.  Trade  approval for publicly  traded securities  is good only for the day it is obtained.  If the  requesting  person does not trade that day,  then the  pre-clearance  process  must be repeated the next day if that person still wishes to trade the security.

4.2  30-Day Holding Period

If a Covered Person is required to pre-clear a transaction in a security, he/she also must hold the security for at least 30 days.

As a result, Covered Persons may not:

     o    buy a security or Related Investment within 30 days after selling that security or Related Investment; or

     o    sell a security or Related  Investment within 30 days after purchasing that security or Related Investment.

Related  Investments are investments whose value is based on or derived from the value of another  security,  including  convertible  securities  and  derivative securities such as options, futures and warrants.
________________________

(6)  Transactions  effected  through  an  investment  club  are  subject  to the reporting requirements outlined in section 5.

          Exceptions.

          a.   Unit  Investment  Trusts  and  Exchange  Traded  Funds  ("ETFs"),
               although not always subject to preclearance,  must be held for at least 30 days.

          b.   If a security has experienced a loss equal to at least 10% of the purchase price,  the Covered Person may sell the security in less than 30 days, with prior approval from Compliance.

          c.   If you receive restricted MMC stock as part of your compensation, you are not required to hold it for 30 days after it vests.

4.3  Lockout Period

Covered  Persons are  prohibited  from  purchasing  or selling  publicly  traded securities of companies  whose  securities are purchased or sold for the account of Advisory Clients,  including any pooled investment vehicles,  for a period of seven  business days following the date such  securities  were purchased or sold for the account of Advisory Clients. Although Covered Persons are not prohibited by this Code  from  transacting  in  securities  that are also held by  Advisory
Clients(7),  Covered Persons are prohibited from using  information about client or manager holdings in making personal investment decisions.

4.4  Naked Short Sales Prohibited

MGI views naked short sales as especially  likely to create  conflicts  with the
Advisory  Client  interests.  Covered  Persons  are  therefore  prohibited  from engaging in naked short sales of securities.

5.   Reporting and Certification Requirements

5.1  Initial Holdings Report and Certification

Within 10 days after a Covered Person commences employment,  he/she must certify in writing that he/she has received the Code, has read and understands the Code, that he/she will comply with its requirements,  and that he/she has disclosed or reported  all  personal  investments  and  accounts  required to be disclosed or reported.  (Please see  Appendices E and F for the required  certifications  and disclosure).  Information  disclosed may be no more that 45 days old at the time of  disclosure.  Covered  Persons  are  only  required  to  report  holdings  in
"securities" as defined in Section 2 of the Code.

Covered  Persons are not  required to report  securities  held in accounts  over which the  Covered  Person  has no  direct or  indirect  influence  or  control.
However,  Covered Persons are required to include in initial and annual holdings reports the name of any  broker-dealer or bank with which the Covered Person has an account  in which any  securities  are held for  his/her  direct or  indirect benefit.
________________________

(7) Due to the fact that MGI does not engage in trading in individual securities for Advisory Clients, no pre-trade lockout periods have been implemented for MGI employee trading.  However, MGI employee trading will be periodically  monitored to determine if there is any evidence of  inappropriate  use of client  holdings information.

Compliance  will arrange to receive  directly from the executing  broker-dealer, bank, or other third-party  institution  duplicate copies of trade confirmations for each transaction and periodic  account  statements for each Covered Account.
Covered  Persons are not required to provide  duplicate  confirms and statements for Mutual  Fund Only  Accounts  at firms  other than  Putnam.  Mutual Fund Only
Accounts are accounts that may hold only mutual funds  (typically  held directly at the fund company).

When Duplicate  Confirmations  or Statements Are Not Available.  You may wish to engage in a transaction for which no confirmation can be delivered to Compliance
(e.g.,  transactions  involving  certain types of  derivatives).  These types of transactions  require the prior written  approval of Compliance and will involve additional reporting requirements.

5.2  Ongoing Reporting Regarding Covered Accounts

Covered  Persons must notify  Compliance  within ten business days from the time any Covered Account is opened and immediately upon making or being notified of a change in ownership or account  number.  The  notification  must be submitted in writing to Compliance and include the broker name, name of the account, the date the account  was  opened,  account  number (if new  account)  or, if the account number  changed,  the old number and new  number and the  effective  date of the change.

5.3  Quarterly  Transactions  Report for Covered Persons (other than Independent
     Trustees)

Covered  Persons who have reported  reportable  transactions  through  duplicate copies  of  broker  confirmations  and  statements  are not  required  to file a quarterly  report,if the confirmation and statement is received by Compliance no later  than 30  days  after  the  end of the  applicable  calendar  quarter.  If
Compliance  has not received a duplicate  statement for a Covered  Person by the
30th day after calendar quarter end,  Compliance will require the Covered Person to complete and submit to  Compliance a quarterly  transaction  report within 45 days  following  calendar  quarter end (see  Appendix G attached  hereto).  This report shall state the title and number of shares,  the principal  amount of the security involved,  the interest rate and maturity date if applicable,  the date and nature of the  transaction,  the price at which the transaction was effected and the name of the broker,  dealer or bank with or through whom the transaction was  effected.  The report shall also  include the date it was  submitted by the employee.

5.4  Quarterly Transactions Report for Independent Trustees

Independent  Trustees must file a Quarterly  Transactions Report with Compliance only if the  Independent  Trustee knew, or in the ordinary  course of fulfilling his/her  official  duties as a Trustee of a Fund should have known,  that during the 15  days  immediately  preceding  or  following  the  date  of a  securities transaction in the Independent Trustee's Covered Accounts that:

     o    the security was purchased or sold by a Fund; or

     o    a purchase or sale of the security was considered for a Fund.

Independent  Trustees must file these reports  within ten days of the end of the calendar quarter in which the trade occurred.

5.5  Annual Certification for Covered Persons

Annually,  Covered  Persons must certify that they have read and  understand the
Code, that they have complied with its  requirements  during the preceding year, and that they have  disclosed  or reported  all  personal  transactions/holdings required to be disclosed or reported.  Covered  Persons (other than  Independent
Trustees) must also disclose all personal  investments and accounts on an annual basis.  (Please  see  Appendices  E and H for the  required  certifications  and disclosure.).  Information disclosed may be no more that 45 days old at the time of  disclosure.  Covered  Persons who are  required to report  holdings are only required to report holdings in "securities" as defined in Section 2 of the Code.

Covered  Persons are not  required to report  securities  held in accounts  over which the  Covered  Person  has no  direct or  indirect  influence  or  control.
However,  Covered Persons are required to include the name of any  broker-dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

6.   Administration and Enforcement

6.1  Review of Personal Trading Information

All information  regarding a Covered Person's personal investment  transactions, including the reports required by Section 5, will be reviewed by Compliance. All such  information  may also be available  for  inspection  by the Funds'  Board, senior  management  and legal  counsel of MGI,  the Funds and MMC,  any party to which any investigation is referred by any of the foregoing,  a Covered Person's supervisor (where necessary),  the Securities and Exchange  Commission,  and any
state securities  commission.  By signing the  acknowledgement  attached to this document, the employee acknowledges that Compliance shall be permitted to obtain and review  information,  including account statements and trade  confirmations, from  brokerage  firms,  retirement  plan  administrators  and  other  financial intermediaries,  relating to the  securities  held by the  employee.

6.2  Annual Reports to the MGI Funds Board of Trustees and MGI Senior Management

Compliance will review the Code at least annually in light of legal and business developments and experience in implementing the Code. Compliance will prepare an annual  report to the Funds'  Boards of  Trustees  and to MGI senior  management that:

     o    describes  issues that arose during the previous  year under the Code, including,  but  not  limited  to,  information  about  material  Code violations  and  sanctions  imposed  in  response  to  those  material violations;

     o    recommends changes in existing restrictions or procedures based on the experience  implementing the Code,  evolving  industry  practices,  or developments in applicable laws or regulations; and

     o    certifies  to the Board that  procedures  have been  adopted  that are designed to prevent Covered Persons from violating the Code.

6.3  Reporting Violations

Upon  discovering  a violation of the Code, a Covered  Person shall  immediately report  such  violation  to  Compliance.  Compliance  will  be  responsible  for reviewing  initial reports of violations and for providing reports of violations to MGI's and the Funds' Chief Compliance Officer ("CCO").

6.4  Sanctions and Remedies

If Compliance determines that a Covered Person has violated the Code, it may, in consultation  with either  MGI's or the Funds' CCO,  as  appropriate,  and other senior  management,  recommend the imposition of sanctions and other appropriate actions,  including  issuing  a letter  of  education,  suspending  or  limiting personal trading activities,  imposing a fine, recommending to senior management the suspension or termination of employment,  and/or informing regulators if the situation warrants.

As part of any  sanction,  Compliance  may require  the  violator to reverse the trade(s) in  question  and forfeit any profit or absorb any loss from the trade.
Senior  Management  will  determine  the  appropriate  disposition  of any money forfeited pursuant to this section.

6.5      Recordkeeping

The Funds,  MGI and the Funds'  subadvisors and principal  underwriter  must, at their respective  principal  places of business,  maintain records in the manner and to the extent set forth below, and must make these records  available to the
Securities and Exchange  Commission  ("SEC") or any representative of the SEC at any  time  and  from  time to time for  reasonable  periodic,  special  or other examination:

     o    A copy of each Code for the organization  that is in effect, or at any time within the past seven years was in effect,  must be maintained in an easily accessible place;

     o    A record of any  violation  of the Code,  and of any action taken as a result of the  violation,  must be maintained in an easily  accessible place for at least  seven  years  after the end of the fiscal  year in which the violation occurs;

     o    A copy of each report made by an Covered Person  required  herein must be  maintained  for at least  seven  years after the end of the fiscal year in which the report is made or the  information is provided,  the first two years in an easily accessible place;

     o    A record of all persons, currently or within the past seven years, who are or were required to make reports as required herein, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

     o    A copy of each report as required  herein  must be  maintained  for at least  seven  years  after the end of the  fiscal  year in which it is made, the first two years in an easily accessible place.

MGI must  maintain a record of any  decision,  and the  reasons  supporting  the decision,  to approve the acquisition by investment  personnel of investments in
IPOs and limited offerings, for at least seven years after the end of the fiscal year in which the approval is granted.

6.6  Exemption Procedures

A CCO may grant  exemptions  from the  requirements  in this Code in appropriate circumstances.  A CCO shall consider such  exemptions  upon written request by a
Covered  Person  stating the basis for  requested  relief.  A CCO's  decision is within his/her sole discretion.

6.7  Annual Review of Code

This Code  shall be  reviewed  at least  annually  by  Compliance  and,  at such time(s), shall be revised to reflect any changes in law or other changes to this
Code deemed appropriate.

6.8  Questions and Exceptions

Any questions  regarding this policy should be raised with  Compliance,  and any exceptions  thereto  must be  approved,  in  writing,  by the  Chief  Compliance
Officer.

Dated: July 1, 2005

Responsible persons as of July 1, 2005:

Chief Compliance Officer for the MGI Funds -David Goldenberg
Chief Compliance Officer for MGI -- David Goldenberg
Designee for receipt and review of Covered Person reports -- Steven Hartstein
Alternate  designee  for  receipt  and review of Covered  Person  reports -- Amy
Cowles

                                                                      Appendix A

                     MERCER GLOBAL INVESTMENTS AND MGI FUNDS
              Publicly Traded Securities Pre-Clearance Request Form

TO: Compliance Department

FROM:

DATE:

As provided in section 4.1 of the Code of Ethics,  if a Covered  Person wants to purchase or sell a publicly  traded  security he/she must complete this form and obtain the  required  approvals  prior to  investing.  A Covered  Person may not purchase  or sell a publicly  traded  security  until  he/she  receives  written permission from Compliance (i.e., an approval  e-mail).  Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1. Name of Issuer and Ticker Symbol: ___________________

2. Purchase or Sale: ________________________________________________________

3. Principal amount of transaction: ____________ # of shares/units: __________

4. Equity or debt? __________

5. If a purchase, have you sold this security or a Related Investment within the past 30 days,  or if a sale,  have you  purchased  this  security  or a  Related
Investment within the past 30 days?

Yes     __________                      No       __________

To the best of my knowledge, the information provided above is accurate and I am not  predicating  this  transaction on the basis of having obtained any material non-public information.

I will notify Compliance  immediately of any material changes to the information provided  above.  Compliance  approval  is good  only on the day on which it was granted.

Employee                                     Compliance Department Approval

Name:__________________________              Name:__________________________
(Please Print)                               (Please Print)

Signature:_______________________            Signature:_______________________

Date: ___________________________            Date: ___________________________

                                                                      Appendix B

                     MERCER GLOBAL INVESTMENTS AND MGI FUNDS
                   Limited Offering Pre-Clearance Request Form

TO: Compliance Department

FROM:

DATE:

As provided in section 4.1 of the Code of Ethics,  if a Covered  Person wants to participate in an initial public offering of a security,  a private placement or a limited  partnership,  he/she must  complete this form and obtain the required approvals  prior to  investing.  A Covered  Person  may not  participate  in any initial public offering,  private placement or limited  partnership until he/she receives written permission from Compliance.  Oral discussions do not constitute approval under any circumstances.

INVESTMENT INFORMATION:

1. Name of proposed investment: _____________   Date of investment: ___________

2. Nature of investment: _______________________________________________________

3. Amount to be invested: _________ # of shares: _______ % ownership: __________

4. Describe terms of investment:

Equity or debt? __________ Open-ended or specific maturity date? ___________

Further investment contemplated? _____________ Amount? _______________

5. Was this investment  offered to you due to your affiliation with MGI, MMC, or the MGI Funds? ___________

6. Do you  have a  position  as  officer  of the  company  or  other  duties  in connection with the investment? _______________________________________

7. Do you give investment advice to the company or any affiliate of the company?
If so, please describe:_____________________________________________________

8. Are you informed or consulted about investments made by the company?

Describe: ______________________________________________________________________

9. How  frequently  will you  receive  statements/communications  regarding  the investment?

_____________________________________________________________________________

10. Is the company privately/publicly held?

____________________________________________________________________________

11. If privately held, are you aware of any plan to bring the company public?

_____________________________________________________________________________

12. Have you  informed  the company  that you are a  "restricted  person" in the event of an IPO of securities?

________

13. Describe any  connection(s)  between the investment and MGI, MMC, or the MGI
Funds:

_____________________________________________________________________________

14. To your knowledge, are there any MGI clients for whom this is an appropriate investment?

____________________________________________________________________________

15. Describe any client connections to this investment:

____________________________________________________________________________

16.  Are  you  aware  of any  conflict  between  your  duties  at MGI  and  this investment?

_____________________________________________________________________________

Please attach any relevant  reports/statements  you can provide  which  describe this investment.

To the best of my knowledge,  the information provided above is accurate. I will notify  Compliance  immediately  of any  material  changes  to  the  information provided above.

Employee

Name:__________________________
(Please Print)

Signature:_______________________

Date: ___________________________

COMPLIANCE DEPARTMENT APPROVAL:

Based upon the Covered Person's responses on this Pre-Clearance Request Form and any  other  information  noted  below* or  attached  hereto,  Compliance  hereby approves the Covered  Person's  request to  participate  because the  investment appears to present no conflict of interest  with his/her  duties to MGI Funds or
MGI's clients.

Based upon the Covered Person's responses on this Private Placement Request Form and any other  information  noted below* or attached hereto,  Compliance  hereby disapproves the Covered Person's request to purchase the private placement.

*Please  provide  any  additional  relevant  information  with  respect  to your approval of the request to purchase this private placement:

________________________________________________________________
________________________________________________________________
________________________________________________________________

Compliance Department

Name: __________________
(Please Print)

Signature: ________________

Date: _____________________

                                                                      Appendix C

                     MERCER GLOBAL INVESTMENTS AND MGI FUNDS
                        INVESTMENT CLUB PRE-APPROVAL FORM

Date:_____________________

Personal Information:

Name:_____________________________________________________
(please print)

Department:_____________________________________

Title:_________________________________

Investment Club Information:
(Please complete a separate form for each club)

Name of Investment Club:__________________________________________

Are you an officer of the club? If so, please state your position.

________________________________________

Are you on an investment decision-making committee or are you involved in making security/investment  transaction  recommendations  for the club independent of a committee? Please explain.

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Certification:

I understand  that my activities  with regard to the above  investment club must comply with MGI's and the MGI Fund's  Insider  Trading  Policies and the Code of
Ethics.  I will  direct the  investment  club to send  duplicate  statements  to
Compliance.

__________________________                         ________________
Signed                                             Dated

__________________________
Name

                                                                      Appendix D

                           Policies and Procedures for
                       Consultants and Temporary Employees

Consultants and temporary  employees who are employed for less than 30 days, but who have  access to MGI's  trading  information  are  subject  to the  following sections of the Code:

Conflicts of Interest
     Regardless of the period of employment, Consultants and temporary employees are subject to the same fiduciary  standards as all other Covered  Persons.
     Consequently,  they must ensure that they do not put their  interests ahead of Advisory  Clients'  and avoid  making  personal  decisions  based on any knowledge/information  they  acquire as a result of their  employment  with
     MGI. For further information, please refer to the Introduction to this Code of Ethics and/or contact Compliance.

Section 3 Report Covered Accounts to Compliance
     Consultants  and  temporary  employees  are  required to disclose the name,
     Account number,  and firm at which he/she maintains a brokerage  account at the time he/she is hired.

Section 4 Copy Compliance on Trade Confirmations
     Consultants and temporary  employees are only required to provide duplicate trade  confirmations  for each  transaction  executed  during the period of employment.

Section 5 Trading Restrictions
     Consultants and temporary employees subject to the restrictions outlined in this section.

Section 6 Reporting and Certification Requirements
     Consultants and temporary  employees who wish to trade options are required to  submit  a list  of all  personal  investments  holdings  (New  Employee
     Personal  Account(s) and Initial Holding(s)  Disclosure Report) at the time they are hired.

                                                                      Appendix E

                             EMPLOYEE ACKNOWLEDGMENT

I hereby acknowledge  receipt of a copy of the Mercer Global  Investments,  Inc.
("MGI")  and MGI  Funds  Code of  Ethics  (the  "Code"),  which I have  read and understand  fully. I agree to comply fully with all provisions of the Code, both during and after the period of my  employment  with MGI, to the extent that such provisions apply to me. I further  understand and acknowledge that any violation of the Code,  including  engaging in a prohibited  transaction or the failure to file reports,  may subject me to  disciplinary  action  including,  potentially, termination of employment.

I hereby  represent  and  warrant to MGI and the MGI Funds that the  information that I have  provided to MGI as required by this Code is a true,  accurate,  and complete list of all of my brokerage and trading accounts, and private placement holdings,  specifying in reasonable detail all such accounts, with whom they are held,  and the  holdings  and other  investments,  direct or  indirect,  of such accounts.  I further agree that I will  promptly,  but in any event,  within ten business  days,  provide  written notice to MGI's  Compliance  department of any changes to the information  that I have provided so that such  information is at all times true,  accurate,  and  complete.  I further  agree to provide  monthly securities  transactions  confirmations  and statements (or on a quarterly basis when monthly statements and confirmations are unavailable) to MGI.

I have  fully  read the Code.  I agree to be bound by the  terms and  conditions outlined in such document.

____________________________                       ________________________
Signed                                             Dated

____________________________
Name

                                                                      Appendix F

                     MERCER GLOBAL INVESTMENTS AND MGI FUNDS
         EMPLOYEE PERSONAL ACCOUNT(S) AND INITIAL HOLDING(S) DISCLOSURE

PART I - DISCLOSURE OF EMPLOYEE ACCOUNTS

/_/  I do not maintain any accounts as defined in the Mercer Global  Investments
     ("MGI") and MGI Funds' Code of Ethics ("Code").

Below is a list of all my employee  accounts  as defined in the MGI Code.  Check all that apply as to the Account Type.

/_/  (a) Direct Brokerage Account

     o    (1) I have full investment discretion on the account

     o    (2) I have  full  investment  discretion  on the  account  which  I am managing for another person

     o    (3) I do not have  investment  discretion  on the account  (Investment discretion is 100% exercised by a broker, financial advisor, etc.)

/_/  (b) Direct mutual fund account at Putnam or PanAgora

/_/  (c) Trust Account

/_/  (d)  Employee  Stock Plan  ("ESOP"),  401(k)  Plans,  private  placement or similar product that cannot be transferred to a brokerage account

/_/  (e) Other (Please explain: _________________________________________)

------------------------------------------ -------------------------------------- -------------- ----------------------------
Name and address of Financial Institution  Account Name (indicate if any of the   Account        Account Number
(broker-dealer, bank, ESOP, 401(k) plan    accounts are individually or jointly   Type
sponsors, etc.)                            held)                                  (a,b,c,d,e)

------------------------------------------ -------------------------------------- -------------- ----------------------------

------------------------------------------ -------------------------------------- -------------- ----------------------------

------------------------------------------ -------------------------------------- -------------- ----------------------------

------------------------------------------ -------------------------------------- -------------- ----------------------------
                                                                                                              (Continue on reverse side)

PART II - DISCLOSURE OF EMPLOYEE SECURITIES HOLDINGS

     I do not maintain,  have a financial  interest,  or  influence/control  the activities  of any  securities.  Below  is a list  of  all  personal  securities holdings for which I have direct or indirect Beneficial  Ownership as defined in the Code, or

/_/  Indicate by checking this box if you have already provided a copy of your most  recent  statement  (not  more  than 45 days old) for each  account listed below

-------------------------------------------- -----------------------------------
Security (Include full name of issuer) and
exchange ticker symbol (or CUSIP Number)     # of Shares and Principal Amount
-------------------------------------------- -----------------------------------

-------------------------------------------- -----------------------------------

-------------------------------------------- -----------------------------------

-------------------------------------------- -----------------------------------

-------------------------------------------- -----------------------------------

-------------------------------------------- -----------------------------------

                                                      (Continue on reverse side)

This report (i) excludes  transactions  with respect to which I had no direct or indirect influence or control,  (ii) excludes other transactions not required to be  reported,  and (iii) is not an  admission  that I have or had any  direct or indirect beneficial ownership in the securities listed above.

Signature:              Print Name:                      Date:
July 2005

                                                                      Appendix G

                     MERCER GLOBAL INVESTMENTS AND MGI FUNDS
                          QUARTERLY TRANSACTION REPORT

Calendar Quarter Ending:                    , 200

/_/  Indicate  by  checking  this box if you are  attaching  a copy of your most recent statement for the quarter indicated above

Below is a list of all  personal  securities  transactions  effected  during the calendar  quarter  indicated  above and not  otherwise  reported on the attached statement, if any:

----------------- ------------------ --------- ------------- -------- ----------------------------
Transaction Date  Security (and      # of      Price         Buy      Name of Executing Broker
                  Ticker, if known)  Shares    (or if        or
                                     or        fixed         Sell
                                     Units     income,
                                               principal
                                               amount)
----------------- ------------------ --------- ------------- -------- ----------------------------

----------------- ------------------ --------- ------------- -------- ----------------------------

----------------- ------------------ --------- ------------- -------- ----------------------------

----------------- ------------------ --------- ------------- -------- ----------------------------

----------------- ------------------ --------- ------------- -------- ----------------------------

----------------- ------------------ --------- ------------- -------- ----------------------------

                                                      (Continue on reverse side)

This report (i) excludes  transactions  with respect to which I had no direct or indirect influence or control,  (ii) excludes other transactions not required to be  reported,  and (iii) is not an  admission  that I have or had any  direct or indirect beneficial ownership in the securities listed above.

Signature:             Print Name:                  Date:
July 2005

                                                                      Appendix H

                                    MGI FUNDS

                    ANNUAL INDEPENDENT TRUSTEE CERTIFICATION

I hereby represent to the MGI Funds that during the calendar year ended December
31,  200 , I provided  quarterly  securities  transaction  reports  pursuant  to section 5.4 of the MGI Funds Code of Ethics following any quarter during which I transacted  in a security and had knowledge  that a Fund had  transacted in that security, or contemplated transacting in that security,  within 15 days prior to or after my transaction.

         Signed                              Dated

         Name

                                                                      Appendix I

                                  The MGI Funds

     MGI US Large Cap Growth Equity Fund
     MGI US Large Cap Value Equity Fund
     MGI US Small/Mid Cap Growth Equity Fund
     MGI US Small/Mid Cap Value Equity Fund
     MGI Non-US Core Equity Fund
     MGI Core Opportunistic Fixed Income Fund
     MGI US Short Maturity Fixed Income Fund